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                                Exhibit 10.35.2

                                PROMISSORY NOTE

$7,400,000                                                     Denver, Colorado

                               September 30, 1997

    FOR VALUE RECEIVED the undersigned ("Maker") promises to pay to the order of R. Douglas Spedding (the "Lender"), or order, on October 31, 1998 (the "Maturity Date"), the principal sum of $7,400,000, or so much of that sum as may be advanced under that certain Interim Construction Master Loan Agreement (as it may be amended, modified, extended and renewed from time to time, the "Loan Agreement") dated as of September 30, 1997 between Maker and Lender, together with interest on the unpaid principal per annum at the prime rate quoted from time to time by Bank of America, as published in the daily Western Edition of the Wall Street Journal, plus 1% additional interest (ie. Bank of America prime rate + 1%) (the "Loan"). Interest shall accrue as of the last day of each month, compounding monthly, and shall be due and payable to Lender no later than the tenth (10th) day of the following month and on the Maturity Date of this Note, and shall be calculated on the basis of a 365-day year and the actual number of days elapsed. If interest is so paid in a timely manner, no compounding of interest will take place. Maker shall pay all interest and principal due upon this Note directly to R. Douglas Spedding, c/o RDS, Inc., 4380 East Alameda Avenue, Glendale, Colorado 80222, or such other place as Lender may designate to Maker in writing during the term of this Note.

This Note is issued to evidence the loan of $7,400,000 in principal amount made by the Lender to the Maker, and such loan shall be governed specifically by the terms of this Note, as amended in writings executed by Maker and Lender from time to time (the "Note"). This Note is given as partial consideration by Maker to Lender in connection with that Interim Construction and Master Loan Agreement (the "Loan Agreement") entered into by and between Lender and Maker dated September 30, 1997, and any and all amendments, supplements, and documents given in connection therewith, including a security agreement, second deeds of trust and financing statements to secure a perfected security interest in and to the real property located in Denver, Colorado and Las Vegas, Nevada upon which the new automobile dealerships are being constructed, and by all of the improvements being placed thereon (hereafter the "Purchase Documents").

The principal amount of this Note is payable in accordance with the terms of this Note and in full on or before the Maturity Date. Maker shall pay interest monthly as set forth herein, with the full amount of all

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principal and interest remaining due hereunder to be paid by Maker to Lender on or before the Maturity Date. There shall be no penalty hereunder for Maker prepaying any portion or all of the principal and interest due hereunder.

At the discretion of Lender, overdue principal and (to the extent permitted under applicable law) interest and all amounts due to the Lender under the terms of this Note not paid when the same is due, whether caused by acceleration of maturity or otherwise, shall bear interest at the rate of eighteen percent (18%) per annum. In the event that any monthly installment of interest shall not be received by the tenth (10th) day after it is due, Maker shall pay an amount equal to 10% of the amount of such past due installment as a late charge for the loss of the use of the funds and for the expense of handling the delinquent payment.

The amount evidenced by this Note shall include all amounts loaned by Lender to Maker for the construction of new automobile dealership facilities in Denver, Colorado and Las Vegas, Nevada as provided for in the Loan Agreement described above.

It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest permitted to be charged to Maker under applicable law, but if, notwithstanding, interest in excess of such maximum rate shall be paid hereunder, the excess shall be retained by the Lender and applied against and to reduce the outstanding principal balance of the Note, unless such retention is not permitted by law, in which case the interest rate on this Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate.

All payments of interest and principal due Lender under this Note shall be made in lawful money of the United States of America to R. Douglas Spedding, c/o RDS, Inc., at 4380 East Alameda Avenue, Glendale, Colorado 80222, or such other place as Lender may designate to Maker in writing during the term of this Note, and shall be sent via first class United States mail, postage prepaid.

This Note is secured by the real property and improvements being built by Maker in Las Vegas, Nevada and Denver, Colorado as described herein and in the Loan Agreement, and such security interests are evidenced

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by the Purchase Documents.

Time is of the essence hereof. Upon the occurrence of any event of default under this Note, then the whole principal sum plus accrued interest shall, at the option of the Lender, become immediately due and payable without notice or demand, and the Lender, shall have and may exercise any or all of the rights and remedies provided herein, as they may be amended, modified or supplemented from time to time.

The following shall be deemed to be events of default by Maker under this
Note: (1) Maker shall fail to pay when due any installment of interest or principal or any other payment required pursuant to this Note, and such failure is not cured within ten (10) days after written notice to Maker, or
(2) Maker shall fail to comply with any other term, provision or covenant of this Note or of the Purchase Documents, and the failure is not cured within twenty (20) days after written notice to Maker, Maker hereby acknowledging that all defaults under this Note are material; or (3) Maker shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Maker; or Maker shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors.

If Maker fails to pay any amount due under this Note or is otherwise in default hereunder and Lender takes any action to collect the amount due or to exercise its rights under the Note, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness or to enforce the Lender' rights under the Note, then Maker agrees to pay on demand all reasonable attorneys' fees, costs and expenses of any such action, suit or proceeding, and any appeal of any such action, suit or proceeding, incurred by Lender in undertaking such action against Maker.

Maker and any endorser hereof waive presentment for payment, protest, notice of dishonor and protest, and consent to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral now or hereafter taken pursuant to the Note, and to the addition or release of any party.

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No waiver of any payment under this Note shall operate as a waiver of any other payment.

No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right by the holder hereof, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy which the holder may have.

This Note and every covenant, agreement and other provision hereof shall be binding upon Maker, and shall inure to the benefit of Lender. Maker shall have no right to assign, convey, bargain, sell or otherwise transfer to any other person or entity any of Maker's rights, privileges, powers, options, benefits, duties or obligations under this Note without the prior written consent of Lender, which consent may be granted or denied at the sole and absolute discretion of Lender. For purposes of this Agreement, any change in control of a fifty percent (50%) or more ownership stake in Maker's common stock equity or assets shall constitute an assignment requiring the prior written consent of Lender.

In the event of any default or breach by Maker under the terms of this Note:
(i) if the amount of any proceeds collected by Lender in any foreclosure or similar action is not sufficient to pay all amounts then due and owing under the Note, all of such proceeds shall be paid to Lender, and Lender may assert a legal claim against Maker for any difference still owed to Lender; and (ii) if the amount of any proceeds collected by Lender in any foreclosure or similar action exceeds the amount sufficient to pay all amounts then due and owing under the Note, an amount of the proceeds sufficient to pay all amounts then due and owing under the Note shall be paid to Lender and the excess or remainder of the proceeds distributed and paid by Lender to Maker.

Any notice required to be given under this Note shall be in writing and shall be hand delivered, sent by overnight courier or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

    If to Maker:

         Cross-Continent Auto Retailers, Inc.

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         1201 S. Taylor
         P.O. Box 750
         Amarillo, Texas 79101-4313
         Attn: Robert W. Hall
               R. Wayne Moore

    Lender:

         R. Douglas Spedding
         c/o RDS, Inc.
         4380 E. Alameda Avenue
         Glendale, Colorado 80222

    With a copy to :

         Burg & Eldredge, P.C.
         40 Inverness Drive East
         Englewood, Colorado 80112
         Attn: Michael S. Burg

Any notice shall be deemed effective upon receipt by a party. For purposes of this Note, receipt of notice shall be deemed effective (i) at the time the written notice is hand delivered, (ii) one day after written notice is given to an overnight courier (as evidenced by receipt from the overnight courier) for next-day delivery to the other party, or (iii) seven (7) days after the same is deposited with the U.S. Postal Service. Either Maker or Lender may change its address for the giving of notice hereunder by providing written notice to the other parties hereunder.

At the option of Lender, an action may be brought to enforce this Note in the District Court in and for the County of Adams, State of Colorado, in the United States District Court for the District of Colorado, or in any other court in which venue and jurisdiction are proper. Maker and all signers or endorsers hereof consent to venue and jurisdiction in the District Court in and for the County of Adams, State of Colorado and in the United States District Court for the District of Colorado and to service of process under Sections 13-1-124(1)(a) and 13-1-125, Colorado Revised Statutes (1973), as amended, in any action commenced to enforce this Note.

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This Note is to be governed by and construed according to the laws of the
State of Colorado.

DATED as of the day and year first set forth above.

    "MAKER"

    CROSS-CONTINENT AUTO RETAILERS, INC., a Delaware corporation

    By          /s/ Robert W. Hall
       -----------------------------------------

    Title         Senior Vice Chairman
          --------------------------------------


RECEIPT

Lender hereby states that on or about September ____, 1997, Lender received and agreed to the terms of the original Promissory Note, dated September ____, 1997, payable to Lender under that $7,400,000 loan made by R. Douglas Spedding, Lender to Cross-Continent Auto Retailers, Inc., Maker.


    By:
       ----------------------------
          R. Douglas Spedding




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